Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS STRONG THIRD QUARTER 2017 RESULTS
Third Quarter Basic EPS of $0.19 and Basic Adjusted EPS of $0.29, up 46.2% and 45.0%;
Third Quarter Pre-Tax Income of $14.6 million, up 48.1%;
Third Quarter Revenue of $113.7 million, up 24.0%;
Backlog of $164.6 million, up 18.7%

PLANO, Texas, November 6, 2017 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its third quarter ended September 30, 2017.

Results for the Third Quarter Ended September 30, 2017:

•
Basic net income attributable to Green Brick per common share (“EPS”) for the three months ended September 30, 2017 was $0.19, an increase of 46.2%, compared to $0.13 for the three months ended September 30, 2016. Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended September 30, 2017 was $0.29, an increase of 45.0%, compared to $0.20 for the three months ended September 30, 2016. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the three months ended September 30, 2017, the Company had: pre-tax income of $14.6 million, an increase of 48.1%, compared to $9.9 million for the three months ended September 30, 2016; gross profit of $25.4 million, an increase of 23.1%, compared to $20.6 million for the three months ended September 30, 2016; and revenue of $113.7 million, an increase of 24.0%, compared to $91.7 million for three months ended September 30, 2016.

•
Builder operations revenue for the three months ended September 30, 2017 was $108.4 million, an increase of 23.5%, compared to $87.8 million for the three months ended September 30, 2016. Land development revenue for the three months ended September 30, 2017 was $5.3 million, an increase of 37.1%, compared to $3.8 million for the three months ended September 30, 2016.

•
The dollar value of backlog units as of September 30, 2017 was $164.6 million, an increase of 18.7% compared to September 30, 2016. The average sales price of homes in backlog increased $48,249, or 11.0%, to $488,522 for the three months ended September 30, 2017, compared to $440,273 for the three months ended September 30, 2016.

•	Homes under construction increased 7.5% to 715 as of September 30, 2017, compared to 665 as of September 30, 2016.

Results for the Nine Months Ended September 30, 2017:

•
Basic EPS for the nine months ended September 30, 2017 was $0.47, an increase of 42.4%, compared to $0.33 for the nine months ended September 30, 2016. Basic Adjusted EPS for the nine months ended September 30, 2017 was $0.74, an increase of 42.3%, compared to $0.52 for the nine months ended September 30, 2016. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the nine months ended September 30, 2017, the Company had: pre-tax income of $36.7 million, an increase of 44.9%, compared to $25.3 million for the nine months ended September 30, 2016; gross profit of $69.6 million, an increase of 21.8%, compared to $57.2 million for the nine months ended September 30, 2016; and

revenue of $318.0 million, an increase of 22.0%, compared to $260.6 million for nine months ended September 30, 2016.

•
Builder operations revenue for the nine months ended September 30, 2017 was $302.2 million, an increase of 21.8%, compared to $248.2 million for the nine months ended September 30, 2016. Land development revenue for the nine months ended September 30, 2017 was $15.8 million, an increase of 27.8%, compared to $12.4 million for the nine months ended September 30, 2016.

“I am pleased to report that in the third quarter we achieved record quarterly pre-tax income of $14.6 million, an increase over third quarter 2016 of 48%. This was achieved on revenue of $113.7 million, which is an increase of 24% over third quarter 2016,” said James R. Brickman, Green Brick’s Chief Executive Officer. “Despite the significant increase in closings, our backlog grew 19% over third quarter 2016 to $164.6 million. We believe that this momentum will continue due to our superior lot position, strong balance sheet, teamwork and focus on operational excellence”

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2017 at 12:00 p.m. Eastern Time on Tuesday, November 7, 2017. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 97853432. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on November 7, 2017 through 11:59 p.m. Eastern Time on November 14, 2017. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 97853432.

Investment in Unconsolidated Entity:
On August 15, 2017, the Company entered the Colorado market with the acquisition of a 49.9% interest in GB Challenger, LLC, a newly formed Texas limited liability company (the “Challenger Subsidiary”), which holds all of the equity interests in certain homebuilders operating under the name Challenger Homes. The consideration for the acquisition was 1,497,000 unregistered shares of the Company’s common stock, par value $0.01 per share, subject to a holdback of 20,000 shares. The Company acquired a noncontrolling interest in Challenger Homes, one of Colorado’s leading private homebuilders, and now our sixth builder partner, in order to expand its business with partners that are complementary to its current builder partner group and to gain a presence in the Colorado Springs market. Challenger Homes constructs townhouses, single family homes and luxury patio homes, and is headquartered in Colorado Springs, Colorado. The Company may have the opportunity to acquire an additional 20.1% or, in certain circumstances, all of the remaining interest in the Challenger Subsidiary on or after August 15, 2020. The Company incurred $0.2 million in related acquisition costs. The Company’s investment in the Challenger Subsidiary is treated as an unconsolidated investment under the equity method of accounting, carried at cost, and is included in investment in unconsolidated entity in the Company’s consolidated balance sheets.

Change in Classification:
Certain indirect project costs previously classified as salary expense and selling, general and administrative expense have been classified as cost of residential units for the three and nine months ended September 30, 2016 to properly present cost of residential units, salary expense, and selling, general and administrative expense.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sale of residential units	$108,437	$87,827	$302,179	$248,187
Sale of land and lots	5,269	3,843	15,815	12,377
Total revenues	113,706	91,670	317,994	260,564
Cost of residential units	84,752	68,350	237,066	195,001
Cost of land and lots	3,544	2,676	11,306	8,389
Total cost of sales	88,296	71,026	248,372	203,390
Total gross profit	25,410	20,644	69,622	57,174
Salary expense	(5,218)	(5,256)	(15,985)	(15,886)
Selling, general and administrative expense	(4,302)	(4,130)	(12,747)	(12,275)
Operating profit	15,890	11,258	40,890	29,013
Equity in income of unconsolidated entity	968	—	968	—
Other income, net	435	564	1,362	2,400
Income before provision for income taxes	17,293	11,822	43,220	31,413
Income tax provision	5,364	3,657	13,635	9,340
Net income	11,929	8,165	29,585	22,073
Less: net income attributable to noncontrolling interests	2,649	1,922	6,420	5,993
Net income attributable to Green Brick Partners, Inc.	$9,280	$6,243	$23,165	$16,080

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.19	$0.13	$0.47	$0.33
Diluted	$0.19	$0.13	$0.47	$0.33
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	49,808	48,899	49,274	48,868
Diluted	49,892	48,907	49,347	48,871

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2017	2016	Change	%	2017	2016	Change	%
New homes delivered	235	196	39	19.9%	698	569	129	22.7%
Home sales revenue ($ in thousands)	$108,437	$87,827	$20,610	23.5%	$302,179	$248,187	$53,992	21.8%
Average sales price of homes delivered	$461,434	$448,097	$13,337	3.0%	$432,921	$436,181	$(3,260)	(0.7)%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
Land and Lots Sales Revenue	2017	2016	Change	%	2017	2016	Change	%
Land and lots sold	35	28	7	25.0%	119	95	24	25.3%
Land and lots sales revenue ($ in thousands)	$5,269	$3,843	$1,426	37.1%	$15,815	$12,377	$3,438	27.8%
Average sales price of land and lots sold	$150,529	$137,259	$13,270	9.7%	$132,895	$130,284	$2,611	2.0%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Home Orders & Backlog	2017	2016	Change	%	2017	2016	Change	%
Net new home orders	241	204	37	18.1%	798	683	115	16.8%
Average selling communities	55	49	6	12.2%	54	47	7	14.9%
Selling communities at end of period	56	49	7	14.3%	56	49	7	14.3%
Backlog ($ in thousands)	$164,632	$138,686	$25,946	18.7%
Backlog (units)	337	315	22	7.0%
Average sales price of backlog	$488,522	$440,273	$48,249	11.0%

The following table calculates the non-GAAP measure of Adjusted EPS for the three and nine months ended September 30, 2017 and September 30, 2016 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three and nine months ended September 30, 2017 and September 30, 2016 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three and nine months ended September 30, 2017 and September 30, 2016, respectively. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick. Due to our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes, we believe pre-tax income is a useful measure of the Company’s ability to service debt and obtain financing.

(In thousands, except per share amounts):	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$9,280	$6,243	$23,165	$16,080
Income tax provision attributable to Green Brick	$5,336	$3,624	$13,540	$9,260
Pre-tax income	$14,616	$9,867	$36,705	$25,340
Weighted-average number of shares outstanding —basic	49,808	48,899	49,274	48,868
Basic Adjusted EPS	$0.29	$0.20	$0.74	$0.52
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$9,280	$6,243	$23,165	$16,080
Income tax provision attributable to Green Brick	$5,336	$3,624	$13,540	$9,260
Pre-tax income	$14,616	$9,867	$36,705	$25,340
Weighted-average number of shares outstanding —diluted	49,892	48,907	49,347	48,871
Diluted Adjusted EPS	$0.29	$0.20	$0.74	$0.52

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three and nine months ended September 30, 2017 and September 30, 2016 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(In thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Homebuilding gross margin	$23,685	$19,477	$65,113	$53,186
Add back: capitalized interest charged to cost of sales	573	426	$1,876	$2,051
Adjusted Homebuilding Gross Margin	$24,258	$19,903	$66,989	$55,237

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (NASDAQ: GRBK) is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). Green Brick also owns a non-controlling interest in Challenger Homes in Colorado Springs, Colorado. The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/building-partners.html.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; risks related to holding non-controlling interests in strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755